UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________
FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

_______________________________
Date of Report (Date of earliest event reported): February 26, 2010

First National Community Bancorp, Inc.
[Missing Graphic Reference]
(Exact name of registrant as specified in its charter)

Pennsylvania	000-53869	23-2900790
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

102 E. Drinker St., Dunmore, PA	18512
(Address of principal executive offices)	(Zip Code)

(570) 346-7667
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

CURRENT REPORT ON FORM 8-K

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements with Certain Officers

On February 26, 2010, J. David Lombardi, notified the Registrant that effective March 1, 2010 he would resign as President and Chief Executive Officer and from the Boards of Directors of the Registrant and its wholly-owned subsidiary, First National Community Bank (the “Bank”).

On February 26, 2010 the Registrant appointed Gerard (“Jerry”) A. Champi as interim President and Chief Executive Officer of the Registrant and the Bank pending regulatory approval, effective March 1, 2010.  Mr. Champi, 49, has served as Executive Vice President of the Bank from May 1998 until August 2008 and Senior Executive Vice President from August 2008 until the present.

Mr. Champi was not appointed as interim President and Chief Executive Officer pursuant to any arrangement or understanding with any other person, and he has no reportable transactions under Item 404(a) of Regulation S-K. There are no family relationships between Mr. Champi and any director or executive officer of the Registrant.

On February 26, 2010, the Registrant appointed Linda D’Amario interim Principal Financial Officer until a successor is determined.  Ms. D’Amario, 49,  has served as Vice President and Comptroller of the Bank since July 2002.

Ms. D’Amario was not appointed as interim Principal Financial Officer pursuant to any arrangement or understanding with any other person, and she has no reportable transactions under Item 404(a) of Regulation S-K. There are no family relationships between Ms. D’Amario and any director or executive officer of the Registrant.

The press release attached hereto as Exhibit 99.1 is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d)           Exhibits

Exhibit Number                                           Description

99.1                                           Press Release dated March 1, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

First National Community Bancorp, Inc.
(Registrant)

Dated: March 1, 2010	/s/ Linda D’Amario
Linda D’Amario
Comptroller and
Principal Financial Officer

Exhibit Number                                           Description

99.1                                           Press Release dated March 1, 2010.